AMENDMENT NUMBER ONE (1) TO Corporate Strategies, LLC CONSULTING AGREEMENT

This amendment is made and entered into effective January 2, 2012, and modifies the referenced Consulting agreement that was signed December 30, 2011, effective January 1, 2012 between Texas Gulf Energy, Inc., formerly known as Global Nutech, Inc. and Corporate Strategies, LLC.

The section of the agreement that reads:

1.3 INCENTIVE COMPENSATION. Consultant shall be granted incentive compensation of 3,600,000 shares of BOCL’s common stock, par value $0.00001 per share (the “Incentive Shares”), which Incentive Shares shall vest and be distributed to Consultant as follows: (i) one-third (or 1,200,000 Incentive Shares) on January 15, 2012, (ii) one-third (or 1,200,000 Incentive Shares) on January 15, 2013; and (iii) one-third (or 1,200,000 Incentive Shares) on January 15, 2014, except that no Incentive Shares are to be issued in any amount to Consultant if such amount would result in the Consultant being deemed as the beneficial owner of more than 9.9% of BOCL’s shares of outstanding common stock, unless Consultant provides its prior written consent to such issuance. In the event of a change of control or sale of BOCL, all of the Incentive Shares shall immediately vest and be issued by BOCL.

Is amended and adopted as follows:

1.3	INCENTIVE COMPENSATION. Consultant shall be granted incentive compensation of 3,600,000 shares of BOCL’s common stock, par value $0.00001 per share (the “Incentive Shares”), which Incentive Shares shall vest and be distributed to Consultant as follows: All 3,600,000 shares issued as of January 1, 2012 or as soon as practicable after that date, they shall be subject to clawback as follows, (i) one-third (or 1,200,000 Incentive Shares) are not subject to clawback, (ii) 2,400,000 are subject to clawback until January 15, 2013; and (iii) one-third (or 1,200,000 Incentive Shares) are subject to clawback until January 15, 2014, except that no Incentive Shares are to be issued in any amount to Consultant if such amount would result in the Consultant being deemed as the beneficial owner of more than 9.9% of BOCL’s shares of outstanding common stock, unless Consultant provides its prior written consent to such issuance. In the event of a change of control or sale of BOCL, all of the Incentive Shares shall immediately vest and be issued by BOCL.

All other terms and conditions of the agreement are hereby ratified. This amendment is adopted and substituted in place of the original effective the date first written above.

Signed:	Signed:

/s/ David Mathews	/s/ Timothy J. Connolly
Texas Gulf Energy, Inc.	Corporate Strategies, LLC